SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Item 5. Other Events

        On December 19, 2003, PPL Corporation issued a press release announcing the extension of the duration of its exchange offer (the "Exchange Offer") for its Outstanding 7-3/4% PEPSSM Units (the "Outstanding PEPS Units") and that PPL Corporation did not expect the new PEPSSM Units to be issued in exchange for the Outstanding PEPS Units to be listed on any stock exchange at the time of the closing of the Exchange Offer. On December 30, 2003, PPL Corporation issued a press release announcing certain modifications to the Exchange Offer whereby PPL Corporation (i) waived the minimum condition to the Exchange Offer that previously required 35 percent of the Outstanding PEPS Units to tender and (ii) agreed to provide compensation for the services of dealers in soliciting tenders from retail holders of Outstanding PEPS Units by causing the dealer manager to pay to each such soliciting dealer a fee of $0.0625 per outstanding PEPS Unit accepted in the Exchange Offer and beneficially owned by a retail holder that was solicited by such soliciting dealer. On January 7, 2004, PPL Corporation filed with the Securities and Exchange Commission a Schedule TO/A attaching certain instructions for dealers soliciting tenders from retail holders of the Outstanding PEPS Units. A copy of each press release and the instructions for soliciting dealers are attached as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
	99.1 -	Press Release, dated December 19, 2003, announcing the extension of the duration of the Exchange Offer.
	99.2 -	Press Release, dated December 30, 2003, announcing certain modifications to the Exchange Offer.
99.3 -

Instructions For Soliciting Dealers, dated and filed with the Securities and Exchange Commission on January 7, 2004, providing instructions for dealers soliciting tenders from retail holders of the Outstanding PEPS Units.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel James E. Abel Vice President-Finance and Treasurer

Dated:January 9, 2004